UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 20, 2014

ACXIOM CORPORATION (Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)
0-13163	71-0581897
(Commission File Number)	(IRS Employer Identification No.)

601 E. Third St., Little Rock, Arkansas	72201
(Address of Principal Executive Offices)	(Zip Code)

501-342-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02. Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Howe Employment Agreement

On May 20, 2014, the Board of Directors (the “Board”) of Acxiom Corporation (the “Company”) approved a new Employment Agreement between the Company and Scott E. Howe, the Chief Executive Officer and President of the Company, effective as of July 26, 2014 (the “Employment Agreement”) which will replace the current employment agreement between the Company and Mr. Howe.  The Employment Agreement has an initial term ending July 25, 2017, and will thereafter automatically renew for successive one-year terms unless the Company or Mr. Howe elect not to extend the term upon 180 days’ notice to the other party.  Under the Employment Agreement, Mr. Howe will receive an initial base salary of $650,000 per year.  During each fiscal year, Mr. Howe will be eligible to receive a target cash bonus in an amount equal to 100% of his base salary and a maximum cash bonus of up to 200% of his base salary during each fiscal year.  Bonus payments will be determined pursuant to pre-determined performance targets to be established by the independent members of the Board or the Compensation Committee of the Board.  In addition, the independent members of the Board or the Compensation Committee of the Board will in good faith consider the grant of long-term equity incentive awards to Mr. Howe during each fiscal year.

Under the Employment Agreement, if Mr. Howe’s employment is terminated by the Company without cause (as defined in the Employment Agreement), if Mr. Howe resigns for good reason (as defined in the Employment Agreement) or if Mr. Howe is involuntarily terminated by the Company at the end of the term following a failure to renew the Employment Agreement, subject to the Company receiving a general release of claims from him, he will be entitled to receive (i) all base salary and benefits payable to him through the date of termination, (ii) the amount of any cash bonus related to any fiscal year ending before the date of termination that would have been paid had his employment not terminated, (iii) a bonus payment related to the fiscal year of termination, based on the extent to which the performance goals relating to such bonus are ultimately achieved and pro-rated based on the applicable portion of the fiscal year he worked for the Company before the date of termination, (iv) an amount equal to 200% of the sum of his then-current base salary plus his average annual cash bonus for the two fiscal years preceding the fiscal year of termination, and (v) any other unpaid benefits to which he is entitled under any plan, policy or program of the Company applicable to him as of the date of termination.  Additionally, under such circumstances Mr. Howe will be entitled to receive with respect to performance units (as defined in the Employment Agreement): (i) the number of performance units, if any, that were earned during a completed performance period but remain unvested, as reduced to reflect the proportion of the total vesting period that had not elapsed as of his termination date, and (ii) the number of performance units, if any, for incomplete performance periods as to which at least one year of the performance period has been completed, based on the Company’s actual performance as determined following the completion of the applicable performance periods in accordance with the applicable grant documents governing the performance units, as reduced to reflect the proportion of the total vesting period that has not elapsed as of his termination date.

    If Mr. Howe’s employment is terminated by the Company without cause within 24 months following a Change in Control (as defined in the Employment Agreement), or if Mr. Howe terminates his employment for good reason within 24 months following a Change in Control, subject to the Company receiving a general release of claims from him, he will be entitled to receive (i) all base salary and benefits payable to him through the date of termination, (ii) the amount of any cash bonus related to any fiscal year ending before the date of termination that would have been paid had his employment not terminated, (iii) a bonus payment related to the fiscal year of termination, based on the extent to which the performance goals relating to such bonus are ultimately achieved and pro-rated based on the applicable portion of the fiscal year he worked for the Company before the date of termination, (iv) an amount equal to 300% of the sum of his then-current base salary plus his average annual cash bonus for the two fiscal years preceding the fiscal year of termination, and (v) any other unpaid benefits to which he is entitled under any plan, policy or program of the Company applicable to him as of the date of termination.  The Employment Agreement also provides that under such circumstances, all equity awards (other than performance units) which are then outstanding, to the extent not then vested, will vest.

In addition, in the event of a Change in Control, whether or not accompanied by a termination of his employment, Mr. Howe will be entitled to receive (i) the number of performance units, if any, for incomplete performance periods as to which at least one year of the performance period has been completed, based on the Company’s performance as of the date of such change in control, as if the applicable performance periods had been completed, and determined in accordance with the applicable grant documents governing the performance units, as reduced to reflect the proportion of the total vesting period that had not elapsed, and (ii) the number of performance units, if any, that were earned during a completed performance period but remain unvested, as reduced to reflect the portion of the total vesting period that has not elapsed.  In addition, if Mr. Howe is terminated without cause or resigns for good reason following the public announcement of a Board-approved agreement to effect a Change in Control involving the acquisition of the Company or substantially all of its assets, then in addition to the amounts described above for a termination without cause or for good reason outside of a Change in Control, in the event such publicly announced Change in Control is consummated (or a superior Change in Control is consummated), then Mr. Howe shall also be entitled to receive a cash payment equal to the additional amounts he would have received had such termination occurred after such Change in Control (including with respect to the value of any unvested equity awards that would have vested, calculated based on the value of the Company’s common stock implied by the Change in Control).

If Mr. Howe’s employment is terminated for death or disability, he will be entitled to receive (i) all base salary and benefits to be paid or provided to him through the date of termination, (ii) any other unpaid benefits (including death and disability benefits) to which he is otherwise entitled under any plan, policy or program of the Company applicable to him as of the date of termination, (iii) the amount of any cash bonus related to any fiscal year ending before the date of termination that would have been paid had his employment not terminated, and (iv) the amount of any target cash bonus to which he would otherwise have been entitled for the fiscal year in which the date of termination occurs, pro-rated based on the applicable portion of the fiscal year he worked for the Company before the date of termination.

If Mr. Howe resigns without good reason, he will be entitled to payment of his base salary and benefits through the date of termination, any other unpaid benefits to which he is otherwise entitled under any plan, policy or program of the Company applicable to him as of the date of termination and the amount of any cash bonus related to any fiscal year ending before the date of termination that would have been paid had his employment not terminated.  Finally, if Mr. Howe’s employment is terminated by the Company for cause, he will be entitled to payment of his base salary and benefits through the date of termination and any other unpaid benefits to which he is otherwise entitled under any plan, policy or program of the Company applicable to him as of the date of termination.

The Employment Agreement contains certain restrictions on competition with the Company and on solicitation of the Company’s customers, vendors, suppliers and employees during employment and for a period of one year following termination.  The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Amendments to Executive Officer Policy

In addition, on May 20, 2014, the Board of the Company amended the 2010 Executive Officer Severance Policy (the “Policy”).  The amendments revise the amount of cash severance benefit to include the participant’s average annual cash bonus for qualifying terminations.  A participant’s average annual cash bonus means the average annual cash bonus for the two fiscal years preceding the participant’s termination date.  For a qualifying change-in-control termination, the cash severance benefit includes one and one-half times the participant’s average annual cash bonus amount.   Prior to the amendments, the cash severance benefit was determined by reference to a participant’s annual salary amount.  For complete information, see the full text of the Policy, as amended, filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Employment Agreement between the Company and Scott E. Howe dated July 26, 2014
10.2	2010 Executive Officer Severance Policy, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 2014
ACXIOM CORPORATION

By: /s/ Jerry C. Jones
Name: Jerry C. Jones
Title: Chief Ethics and Legal Officer & Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement between the Company and Scott E. Howe dated July 26, 2014
10.2	2010 Executive Officer Severance Policy, as amended